Exhibit 99.1

Fifth Street Finance Corp. Announces Improved Pricing on Its Wells Fargo Credit Facility

WHITE PLAINS, N.Y., December 5, 2011 — Fifth Street Finance Corp. (NASDAQ:FSC) announced today that the terms of its three-year $100 million credit facility with Wells Fargo Bank, N.A. have been amended. The interest rate of the facility has been reduced to LIBOR plus 2.75% per annum, with no LIBOR floor.

About Fifth Street Finance Corp.

Fifth Street Finance Corp. is a specialty finance company that lends to and invests in small and mid-sized companies, primarily in connection with investments by private equity sponsors. Fifth Street Finance Corp.’s investment objective is to maximize its portfolio’s total return by generating current income from its debt investments and capital appreciation from its equity investments.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of Fifth Street Finance Corp. Words such as “believes,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in Fifth Street Finance Corp.’s filings with the Securities and Exchange Commission. Fifth Street Finance Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Contact:

Stacey Thorne, Executive Director, Investor Relations

Fifth Street Finance Corp.

(914) 286-6811

stacey@fifthstreetfinance.com

Media Contact:

Brendan McManus

CJP Communications

203-254-1300 ext. 216

CJP-FifthStreet@CJPCom.com